UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 21, 2009

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2009, the Board of Directors (the "Board") of Biolase Technology, Inc. (the "Company") elected Gregory D. Waller, age 59, to the Board of Directors. Pursuant to the terms of the Company’s 2002 Stock Incentive Plan, upon his election to the Board, Mr. Waller received an automatic option grant to purchase 23,750 shares of the Company’s common stock at the closing price $1.87 on October 21, 2009. Each automatic option is immediately exercisable for all of the option shares. However, any shares purchased under such option are subject to repurchase by the Company, at the lower of the exercise price paid per share or the fair market value per share (determined at the time of repurchase), should Mr. Waller cease Board service prior to vesting of those shares. The shares vest, and the Company's right of repurchase lapses, in four successive quarterly installments upon Mr. Waller's completion of each quarter of service as a non-employee director measured from the grant date. The shares subject to the option grant will immediately vest in full if certain changes in control or ownership occur or if Mr. Waller dies or becomes disabled while serving as a director.

Mr. Waller was previously Chief Financial Officer and Treasurer of Sybron Dental Specialties, Inc., and is currently Chief Financial Officer of Universal Building Products Inc. Mr. Waller is a member of the board of directors of Endologix Incorporated, Clarient Inc., Cardiogenesis Corporation, and SenoRx, Inc.

There are no understandings or arrangements between Mr. Waller or any other person and the Company or any of its subsidiaries pursuant to which Mr. Waller was selected to serve as a director of the Company. There are no family relationships between Mr. Waller and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between Mr. Waller or any of his immediate family members and the Company or any of its subsidiaries.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

October 26, 2009	By:	David M. Mulder

Name: David M. Mulder
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Biolase Technology, Inc., dated October 26, 2009.